UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 26, 2003

MILACRON INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8475	31-1062125
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2090 Florence Avenue, P.O. Box 63716, Cincinnati, Ohio	45206
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (513) 487-5000

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

      (c) Exhibits:

Exhibit No.	Description
99.1	Summary Comparison of the 1998 Severance Agreements and the 2003 Severance Agreements
99.2	Form of 1998 Tier I Executive Severance Agreement
99.3	Form of 1998 Tier II Executive Severance Agreement

ITEM 9. REGULATION FD DISCLOSURE.

On November 26, 2003, Milacron Inc. (the “Company”) provided a holder of certain of the Company’s outstanding debt with information relating to the Tier I and Tier II Executive Severance Agreements the Company entered into in July, 2003 (the "2003 Severance Agreements) and the Company's Temporary Enhanced Severance Plan, which is applicable to designated employees from November 1, 2003 through December 31, 2005 (the "Temporary Enhanced Plan"). The 2003 Severance Agreements replaced and superseded the Tier I and Tier II Executive Severance Agreements originally entered into by the Company in 1998 (the "1998 Severance Agreements"). The Temporary Enhanced Plan and the 2003 Severance Agreements were filed as exhibits to the Company's quarterly report on Form 10-Q, filed with the Securities and Exchange Commission on November 13, 2003. The Company provided the holder with a summary comparison of the provisions of the 2003 Severance Agreements, on the one hand, and the provisions of the 1998 Severance Agreements, on the other hand (the "Summary Comparison").   The Summary Comparison and the forms of the 1998 Severance Agreements are filed herewith as Exhibits 99.1, 99.2 and 99.3, respectively.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Milacron Inc.

Date:	November 26, 2003	By:	/s/Ronald D. Brown
Ronald D. Brown Chairman, President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Summary Comparison of the 1998 Severance Agreements and the 2003 Severance Agreements
99.2	Form of 1998 Tier I Executive Severance Agreement
99.3	Form of 1998 Tier II Executive Severance Agreement